                                                                    Exhibit 10.2

                             SIXTH AMENDMENT TO THE
                       AMGEN RETIREMENT AND SAVINGS PLAN
                AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


     The Amgen Retirement and Savings Plan as Amended and Restated Effective April 1, 1996, as amended (the "Plan") is hereby amended, effective January 1, 1999, as follows:


Section 9.1 of the Plan is amended to read in its entirety as follows:

     "9.1  Immediate Distribution.
           -----------------------

           (a) Any distribution to an Alternate Payee of all or some portion of a Participant's Accounts pursuant to a qualified domestic relations order, shall be made as soon as reasonably practicable after the order is determined to be a QDRO, if:

                (1)  The QDRO specifies such time of distribution; or

                (2) The Alternate Payee has consented in writing to such time of distribution.

           (b) Notwithstanding the foregoing, in determining the award to an Alternate Payee under a QDRO, the award to the Alternate Payee shall be derived solely from a portion of the Participant's vested Accounts in the Plan as of the Valuation Date provided in the QDRO."

Section 9.3 of the Plan is amended to read in its entirety as follows:

                "9.3  Freezing Participant Accounts. As soon as practicable
                      -----------------------------
           after the date the Plan Administrator receives credible information that a qualified domestic relations order, pursuant to Code section 401(a)(13) and ERISA section 206(d)(3), may be forthcoming, the Plan Administrator shall freeze the relevant Participant's Accounts for a reasonable period of time to permit the Participant and/or Alternate Payee to obtain a domestic relations order. As soon as practicable after the date the Plan Administrator receives a domestic relations order, the Plan Administrator shall freeze the relevant Participant's Accounts for a period of up to 18 months to allow for a determination of whether the domestic relations order meets the requirements of a qualified domestic relations order as defined in Code section 414(p) and ERISA section 206(d)(3). To the extent that a

           Participant's Accounts are frozen, no loans, withdrawals or distributions are permitted from such Accounts."


Section 9.5 of the Plan is amended to read in its entirety as follows:

               "9.5  Distributions From Alternate Payee Accounts. Distributions
                     -------------------------------------------
           to Alternate Payees from their Alternate Accounts shall be made as soon as reasonably practicable after the Plan Administrator's receipt of completed distribution forms provided by the Plan Administrator for this purpose."

To record this Sixth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 20th day of
                                                            ----
October, 1998.
-------


                                    AMGEN INC.



                                    By: George A. Vandeman

                                    Title: Secretary


                                       2